UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported):

October 31, 2025

StableX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File No.)	Identification No.)

1185 Avenue of the Americas

New York, NY 10036

(Address of principal executive offices and zip code)

512-994-4917

(Registrant’s telephone number, including area code)

AYRO, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SBLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2025 (the “Grant Date”), the Board of Directors (the “Board”) of StableX Technologies, Inc. (the “Company”), based on the recommendation of the Compensation and Human Resources Committee of the Board, approved a grant to each of Joshua Silverman, the Company’s Chief Executive Officer, and each non-employee director of the Company, including Sebastian Giordano, Zvi Joseph, Greg Schiffman and Wayne Walker (collectively, the “Grantees”), stock options (“Options”) to purchase an aggregate of 311,405 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company consisting of: (i) Options to purchase up to 220,513 shares of Common Stock to Mr. Silverman and (ii) Options to purchase up to 22,723 shares of Common Stock to each non-employee director of the Company, with such Options having an exercise price equal to the greater of (i) $6.25 per share or (ii) the fair market value (as defined in the StableX Technologies, Inc. Long-Term Incentive Plan (the “Plan”)) per share on the Grant Date. The Options have a term of ten years and vest as follows: 75% of each of the respective Options vested on the Grant Date and 25% of each of the respective Options will vest on December 31, 2025, provided that in each case, the applicable Grantee is employed by or providing services to the Company through the applicable vesting date. The Options were granted pursuant to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2025	StableX Technologies, Inc.

	By:	/s/ Joshua Silverman
	Name:	Joshua Silverman
	Title:	Chief Executive Officer